Exhibit 16.1

BDO Reanda Certified Public Accounts
Room 2008, 20/Floor,
East Wing, Building1,
ZhuBang2000 Tower,
No. 100 Balizhuang Xili
Chaoyang District
Beijing 100025 P.R.C

March 9, 2005

China Biopharmaceutical Holdings, Inc.
Suite 1601, Building 1, Jinshan Tower
No. 8, Shanxi Road
Nanjing, Jiangsu Province, China 210009


This  is  to  confirm  that  the  client-auditor   relationship   between  China
Biopharmaceuticals Holdings, Inc (formerly Globus Growth Group, Inc.) (Commission File No. 814-00063) and BDO Reanda Certified Public Accounts for the period from February 8,2005 through March 9,2005 has ceased. We have read China Biopharmaceuticals Holdings, Inc.'s statements included under Item 4.01 of its Form 8-K dated March 9, 2005, and we agree with the statements made in response to that Item insofar as they relate to our Firm.


                                             Very truly yours,

                                             /s/ Meng Xi
                                             Meng Xi
                                             Certified Public Accountants.






CC: office of the Chief Accountant
    SECPS letter File
    Mail Stop 9-5
    Securities and Exchange Commission
    450 5th street, N.W.
    Washington, D.C. 20549